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Exhibit 12


                              COMPUTATION OF RATIOS
                                 (in thousands)

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                       Earnings to fixed charges for the fiscal year ending:    2002       2001       2000
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
Income from continuing operations before income taxes                           $11,772    $20,230    $6,832
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Minority Interest in earnings                                                     2,605      4,099     2,058
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Fixed Charges                                                                    12,816     14,736    18,632
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Total Earnings                                                                  $27,193    $39,065   $27,522
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Earnings to Fixed Charges (1)                                                    2.12:1     2.65:1    1.48:1
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

(1) Calculated by dividing the sum of income from continuing operations, Minority Interest and fixed charges by fixed charges. Fixed charges represent total interest expense including amortization of debt expense.

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                Long-term debt to total capital at the fiscal year ended:     2002        2001       2000
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
Total debt, including current maturities                                     $155,510    $150,131   $134,932
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Total Equity                                                                  233,539     235,459    281,215
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Total Capital                                                                $389,049    $385,590   $416,147
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Long-term debt to total capital (2)                                             .40:1       .39:1      .32:1
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

(2) Calculated by dividing the sum total debt, including current maturities by the sum of total debt and equity (Capital).